Exhibit 99.1
NEWS RELEASE

Qnity Announces CFO Transition
Matt Harbaugh Stepping Down Due to Health Reasons; Mike Goss to Serve as Interim CFO
Company Reaffirms Full Year 2025 Financial Guidance
WILMINGTON, Del. – January 16, 2026 – Qnity Electronics, Inc. (“Qnity”) (NYSE: Q), a premier technology solutions leader across the semiconductor value chain, today announced that Matt Harbaugh has stepped down from his role as Chief Financial Officer due to health reasons. Mike Goss, the Company’s current Principal Accounting Officer and Controller, has been appointed to serve as Interim Chief Financial Officer, effective immediately. The Company will conduct a comprehensive search for the position.
“Matt’s leadership and deep experience guiding complex spin‑offs have been valuable as we transitioned into a new independent company,” said Jon Kemp, Qnity’s Chief Executive Officer. “On behalf of the entire team, we wish him well and fully support his decision to focus on his health.”
“It has been a privilege to work alongside this strong management team to launch Qnity,” said Matt Harbaugh. “I remain confident in the company’s continued success and strategy for value creation.”
Stepping into this interim role, Mike brings nearly three decades of finance experience across several disciplines. Prior to serving as Qnity’s Principal Accounting Officer and Controller, Mike spent 14 years at DuPont where he held multiple senior roles. During this time, he gained significant expertise in portfolio transformation and financial operations rigor, most recently serving as Vice President, Principal Accounting Officer and Controller, from December 2018 to October 2025. Prior to DuPont, Mike held various roles at Ernst & Young.
“Mike is a seasoned financial leader recognized for his experience across core disciplines and a proven track record of leading financial operations to drive strategic growth, company performance, and long-term value,” said Kemp. “His deep understanding of our business and financial operations will ensure a smooth transition as we continue to execute against our strategic priorities.”
Reaffirmed 2025 Financial Guidance
Qnity reaffirms its full year 2025 financial guidance for Net Sales of ~$4.7B and Adjusted Pro Forma Operating EBITDA1 of ~$1.4B as provided on November 6, 2025 as part of its third quarter business update call.
1.Adjusted Pro Forma Operating EBITDA is a non-GAAP financial measure and is defined as Pro Forma earnings (i.e., " Pro Forma Income before income taxes") before Pro Forma adjustments related to interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, foreign exchange gains / losses, indirect legacy costs, and adjusted for significant items. Reflects the recurring stand-alone public company costs of ~$96 million expected to be incurred annually following spin-off.

Fourth Quarter & Full Year 2025 Earnings Call on Thursday, February 26, 2026
Qnity leadership plans to provide a review of its financial results and a business update during its earnings call scheduled on Thursday, February 26, 2026 at 8:00 a.m. ET. Details for the conference call and webcast presentation will be provided in the coming weeks.
About Qnity
Qnity is a premier technology provider across the semiconductor value chain, empowering AI, high performance computing, and advanced connectivity. From groundbreaking solutions for semiconductor chip manufacturing, to enabling high-speed transmission within complex electronic systems, our high-performance materials and integration expertise make tomorrow’s technologies possible. More information about the company, its businesses and solutions can be found at www.qnityelectronics.com.
Qnity™, the Qnity Node Logo, and all products, unless otherwise noted, denoted with TM or ® are trademarks, trade names or registered trademarks of affiliates of Qnity Electronics, Inc.
Cautionary Statement Regarding Forward-Looking Statements
The full year 2025 financial guidance for Net Sales Adjusted Pro Forma Operating EBITDA presented herein are estimates and subject to the completion of Qnity’s financial closing and other procedures and finalization of Qnity’s consolidated financial statements for its year ended December 31, 2025, and subsequent events may occur that require adjustments to these estimates. This financial guidance has not been reviewed by Qnity’s independent auditors. Accordingly, actual financial and operating results that will be reflected in Qnity’s Annual Report on Form 10-K for the year ended December 31, 2025, including in its financial statements, and otherwise publicly reported by Qnity may differ materially from these estimates. In addition, any statements regarding Qnity’s full year 2025 financial guidance included herein do not present all information necessary for an understanding of the Company's financial condition and results of operations as of and for the year ended December 31, 2025.
This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as "plans", "expects", "will", "would", "anticipates", "believes", "intends", "seeks", "projects", "efforts", "estimates", "potential", "continue", "intend", "may", "could", "should" and similar expressions, among others, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to Qnity's business plans or prospects, goals, intentions, strategies, future operating or financial performance, outlook, including the information under the heading “2025 Financial Outlook,” statements regarding Qnity’s strategic path, operating model and capital allocation plan to deliver above-market growth and strong profitability and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of Qnity's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. Additional information concerning risks and uncertainties can be found in Qnity's filings with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. Qnity does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Reconciliation of 2025 Financial Guidance
Non-GAAP Financial Measures

Full Year Adjusted Operating EBITDA – Carve Out & Pro Forma Operating EBITDA (in millions)	Carve-Out 2024 & Estimated 2025 Results		Adjusted Pro Forma Carve-Out 2024 & Estimated 2025 Results
	2024	~ 2025E	2024	~ 2025E
Carve Out Net Sales[1]	$4,335	$4,700	$4,335	$4,700
Semiconductor Technologies Segment	2,450	2,600	2,450	2,600
Interconnect Solutions Segment	1,885	2,100	1,885	2,100

Carve Out Net Income (GAAP) / Carve Out Net Income - Pro Forma Adj.	$724	$800	$492	$600
Management Adjustments[2]			(60)	(60)
Pro Forma & Management Adj. Net Income			$432	$540

Provision for Income Taxes	177	200	161	195
Depreciation and Amortization	394	380	394	380
Interest Expense[3]	—	45	252	250
Other Expenses/(Income)[4]	2	25	13	35

Adjusted Operating EBITDA5 / Adjusted Pro Forma Operating EBITDA[6]	$1,297	$1,450	$1,252	$1,400
1.Net Sales has been derived from our historical combined financial statements, which were prepared on a carve-out basis as we did not operate as a stand-alone entity in 2024 or during the period ended September 30, 2025. The estimated forecast financial information and metrics presented have been voluntarily provided and reflect Qnity on a projected standalone basis.
2.Reflects a management adjustment to give effect to the Spin-Off of Qnity into an independent, publicly traded company, for the twelve months ended December 31, 2024 and December 31, 2025. The adjustment is not reflected net of tax. This is incremental to corporate costs reflected in the Carve-Out Adjusted Operating EBITDA.
3.For the purpose of 2025E full year estimated results, we have included the full amount of interest expense in the pro forma results. A portion of this expense will be reflected in Carve results due to the issuance of the Senior Secured Notes and Senior Unsecured Notes in August 2025 and the Senior Secured Term Loan Facility entered into at the time of spin.
4.Carve-out & Pro forma Other Expenses include nonoperating pension / OPEB benefits / charges, foreign exchange gains / losses, net, and significant items including litigation/ environmental/legal costs, and restructuring expense.
5.Carve-Out Adjusted Operating EBITDA is a non-GAAP financial measure and is defined as earnings (i.e., “Income before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, foreign exchange gains / losses, indirect legacy costs, and adjusted for significant items.

6.Adjusted Pro Forma Operating EBITDA is a non-GAAP financial measure and is defined as Pro Forma earnings (i.e., “ Pro Forma Income before income taxes") before Pro Forma adjustments related to interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, foreign exchange gains / losses, indirect legacy costs, and adjusted for significant items. Includes the pro forma and management adjustments expected to be incurred annually following spin-off related to stand-alone public company costs.

Investor Contact
Nahla Azmy
nahla.azmy@qnityelectronics.com

Communications Contact
Meg Miller
media.qnityelectronics@qnityelectronics.com